                                                                    EXHIBIT 10.1

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                ------------------------------------------------

 THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into on November 10, 2000 to be effective as of September 30, 2000, by and between ScanSource, Inc., a South Carolina corporation ("Borrower"), 4100 QUEST, LLC, a
                                                  --------
 South Carolina limited liability company ("Quest"), and BRANCH BANKING AND
                                            -----
 TRUST COMPANY OF SOUTH CAROLINA, a South Carolina banking corporation ("Bank").
                                                                         ----

                                       RECITALS
                                       --------

 Borrower has requested Bank, and Bank has agreed, to amend the Revolving Credit Loan to Borrower to increase the maximum aggregate principal amount outstanding to an amount not to exceed FIFTY MILLION DOLLARS ($50,000,000);

 WHEREAS, Bank may, in its sole discretion without any obligation or requirement to do so, extend additional credit to Borrower in excess of the initial maximum aggregate principal amount which additional credit shall be subject to the terms and conditions of this Agreement and shall be secured by the Loan Documents;

 WHEREAS, Bank has previously issued Borrower a Revolving Credit Loan in an amount of Fifteen Million Dollars ($15,000,000) as increased to Thirty-Five Million Dollars ($35,000,000);

 WHEREAS, the Revolving Credit Loan is evidenced by that certain promissory note executed by Borrower dated November 25, 1996 (as amended by that certain Note Modification Agreement dated December 18, 1998, that certain Modification, Increase, Renewal and Restatement of Promissory Note dated as of January 25, 1999 and that certain Modification, Increase, Renewal and Restatement of Promissory Note dated November 15, 2000);

 WHEREAS, the Revolving Credit Loan is further evidenced, among other things, by that certain Loan and Security Agreement executed by Borrower and Bank dated November 25, 1996 (as amended by that certain Loan Modification Agreement dated effective as of January 25, 1999 and as further amended and restated hereby);

 WHEREAS, Bank has previously extended to Borrower a term loan in the original principal amount of Five Million Two Hundred Thousand and No/100 Dollars ($5,200,000) ("Borrower's Term Loan") and to Quest a term loan in the original
                --------------------
 principal amount of Seven Million Three Hundred Fifty Thousand and No/100 Dollars ($7,350,000) ("Quest Term Loan"), both of which term loans are
                        ---------------
 collectively hereinafter referred to as the "Term Loans";
                                              ----------

 WHEREAS, the Borrower's Term Loan is governed by the terms and conditions set forth in that certain $5,200,000 Promissory Note from Borrower to Bank dated July 28, 2000 (the "Term Loan Note");
                     --------------

 WHEREAS, the Quest Term Loan is governed by the terms and conditions set forth in that certain $7,350,000 Promissory Note from Quest to Bank dated July 28, 2000 (the "Quest Note"); and
            ----------

 WHEREAS, Borrower, Quest and Bank desire to amend certain terms of the Term Loan Note and Quest Note.

 NOW, THEREFORE, in consideration of the promises contained in this Agreement, Borrower, Quest and Bank enter into the following Agreement on the terms and conditions set out below.

                                  AGREEMENT
                                  ---------

 SECTION I.   DEFINITIONS.
              -----------

 When used in this Agreement, the following terms shall have the following meanings (defined terms shall have the same meaning when used in either the singular or plural):

 "Accounts," "Chattel Paper," "Documents," "Equipment," "General Intangibles,"
  ---------   -------------    ---------    ---------    -------------------
 "Goods," "Instruments," and "Inventory" shall have the same respective meanings
 ------    -----------        ---------
 as are given to those terms in the Uniform Commercial Code of South Carolina, as in effect from time to time.

 "Adjusted LIBOR Rate" shall have the meaning assigned to it in the Addendum to
  -------------------
 the Revolving Credit Promissory Note, the Term Loan Note or the Quest Note, as applicable.

 "Affiliate" means a Person (other than a Subsidiary):  (i) which, directly or
  ---------
 indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (ii) which beneficially owns or holds five percent (5%) or more of any class of the voting stock of Borrower; or (iii) five percent (5%) or more of the voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interests) of which is beneficially owned or held by Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power
           -------
 to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

 "Applicable Margin" means the margin which will be added to LIBOR, as defined
  -----------------
 in the Addendum to the Revolving Credit Promissory Note, the Term Loan Note or the Quest Note, as applicable, to form the Adjusted LIBOR Rate. Such margin will vary depending on the Borrower's Indebtedness to Tangible Net Worth ratio, as determined by the Borrower's quarterly 10Q reports to be provided to the Bank. The margin adjustments will become effective upon the Bank's receipt of such 10Q reports. The margin adjustments will occur no more than once per quarter and such adjustments are as set forth herein below:

For the Revolving Credit Promissory Note:

  Borrower's Indebtedness to Tangible Net Worth     Margin
  ---------------------------------------------     ------

  Less than or equal to .75: 1.00                   125 basis points
  From .75: 1.00 to 1.25: 1.00                      150 basis points
  From 1.26: 1.00 to 1.75: 1.00                     175 basis points
  From 1.76: 1.00 to 2.25: 1.00                     200 basis points
  From 2.26: 1.00 to 2.75: 1.00                     250 basis points


For the Term Loans:

   Borrower's Indebtedness to Tangible Net Worth*   Margin
   ---------------------------------------------    ------

   Less than or equal to 0.75:1.00                  140 basis points
   From 0.76:1.00 to 1.25:1.00                      165 basis points
   From 1.26:1.00 to 1.75:1.00                      190 basis points
   From 1.76:1.00 to 2.25:1.00                      215 basis points
   From 2.26:1.00 to 2.75:1.00                      265 basis points

  (*All financial covenants and ratios shall be based upon the consolidated financial statements of Borrower and all of its Subsidiaries and Affiliates.)

"Agreement" means this Amended and Restated Loan and Security Agreement.
 ---------

"Availability" means the difference, from time to time, between the lesser of
 ------------
the (i) Commitment, or (ii) Borrowing Base, reduced by the (A) aggregate principal amount of the Revolving Credit Loan outstanding, and (B) Letter of Credit Reserve.

"Borrowing Base" means, based on the most recent Collateral Report which as of
 --------------
the date of determination has been received by Bank, the aggregate of (A) eighty-five percent (85%) of the net amount of Eligible Receivables, and (B) fifty percent (50%) of the net amount of Eligible Inventory. Bank, in its sole and unqualified discretion, may, from time to time apply a greater or lesser percentage to Eligible Receivables and Eligible Inventory in determining the Borrowing Base.

"Business Day" shall mean each day when Bank is open for business.
 ------------

"Closing" shall have the meaning assigned to it in Paragraph 3.01.
 -------

"Collateral" shall mean all of the property described in Paragraph 4.02 and any
 ----------
other property, of every kind and nature, which is the subject of any other agreement securing any part or all of the Obligations.

"Collateral Report" means a report on Bank's standard form, or in such other
 -----------------
form as Bank may require, prepared by Borrower in accordance with Bank's instructions and delivered to the Bank within 15 days of each month-end, certified by the Chief Financial Officer or other authorized officer of Borrower, regarding the Receivables and Inventory of Borrower and other Collateral, if applicable.

"Collections" shall have the meaning assigned to it in Paragraph 2.04(A).
 -----------

"Commitment" shall have the meaning assigned to it in Paragraph 2.01(A)(a).
 ----------

"Default Rate" shall mean the Prime Rate plus three hundred and fifty (350)
 ------------
basis points. "Prime Rate" shall mean that interest rate so denominated and set
               ----------
by Bank from time to time as an interest rate basis for borrowings. The Prime Rate is one of several interest rate bases used by Bank, and Bank lends at rates above and below the Prime Rate.

"Eligible Inventory" means all inventory of Borrower which: (i) is owned by
 ------------------
Borrower (and not an Affiliate or Subsidiary of Borrower), free and clear of any security interest, liens and claims whatsoever, excluding subordinate purchase money security interests, but including but not limited to liens of IBM Credit Corporation, or Finova Credit Corporation; (ii) is not work-in-process or raw materials; (iii) is not inventory purchased by Symbol pursuant to a fulfillment agreement; (iv) Borrower has the right to convey as security for the Obligations; (v) is in first class order, condition and repair and which is in salable condition; (vi) has been held by Borrower for sale or lease less than six (6) months without being sold and/or leased; (vii) is stored and/or housed at a location owned, leased or otherwise controlled by Borrower in the United States; (viii) does not cause and/or present unusual danger to the health and/or safety of individual(s) and/or the environment; (ix) does not violate any Laws; and (x) is otherwise deemed eligible by Bank in its sole discretion.

"Eligible Receivables" means those Receivables of Borrower, each of which meets
 --------------------
the following requirements: (i) such Receivable arose in the ordinary course of Borrower's business, (ii) the right to payment has been fully earned by completed performance and, if Inventory is involved, such Inventory has been shipped by Borrower (or if not shipped by Borrower, are held by Borrower under a "bill and hold" arrangement approved in writing by Bank in its sole discretion),
(iii) the Receivable includes only that portion which is not subject to any offset, defense, counterclaim, credit, allowance or adjustment, (iv) Borrower's title to such Receivable is absolute and is subject to no prior assignment, claim, lien or security interest, (v) the full amount reflected on Borrower's books and on any invoice or statement delivered to Bank related to such Receivable is owing to Borrower and no partial payment has been made on such Account, (vi) such Receivable is due and payable not more than sixty (60) days from invoice date and no more than ninety (90) days (or such other period as Bank may by written notice to Borrower approve) have elapsed from invoice date;
(vii) such Receivable did not arise out of a contract or purchase order containing provisions prohibiting assignment thereof or the creation of a security interest therein, and Borrower has received no note, trade acceptance, draft or other instrument with respect to such Receivable or in payment of such Account, (viii) Borrower has received no notice of the death of the account debtor or of the dissolution, termination of existence, insolvency, bankruptcy, appointment of a receiver for any part of the property of, or assignment for the benefit of creditors made by, the account debtor, (ix) such Receivable is not payable by any Affiliate of Borrower, (x) such Receivable is not payable by any foreign Person (provided that Persons present in possessions of the United States of America shall not be considered foreign Persons), unless such Receivable is payable in the full amount of the face value of such Receivable in United States dollars supported by an irrevocable letter of credit in form and substance acceptable to Bank and issued by a bank satisfactory to Bank (and, if requested by Bank, such letter of credit or the proceeds thereof, as Bank shall require, have been assigned to Bank); (xi) such Receivable is not payable by the United States of America or any political subdivision or agency thereof, unless Bank and Borrower have complied with the Assignment of Claims Act with respect to such Receivable; (xii) the account debtor for such Receivable is not located in the State of New Jersey unless Borrower has filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year; (xiii) such Receivable is not payable by any Person who is the account debtor for other Receivables and who is past due (as provided in (vi) above) with regard to fifty percent (50%) or more of' the aggregate amount of such other Receivables; (xiv) such Receivable is not, at the discretion of Bank, deemed doubtful for collection or whatever reason; (xv) such Receivable is not a contra account; (xvi) such Receivable is not an account in dispute for any reason; (xvii) such Receivable does not represent a commission or expense receivable; and (xviii) such Receivable does not represent a retainage associated with a receivable.

"ERISA" shall have the meaning assigned to it in Paragraph 5.01(I).
 -----

"Event of Default" shall have the meaning assigned to it in Paragraph 7.01.
 ----------------

"Fixed Assets" means any asset that would, in accordance with GAAP, be required
 ------------
to be classified and accounted for as a capital asset.

"GAAP" means generally accepted accounting principles in the United States
 ----
consistently applied.

"Indebtedness" means, as to Borrower, all items of indebtedness, obligation or
 ------------
liability for borrowed money, for tile deferred purchase price of fixed assets or services, or otherwise, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation: (i) all indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse; (ii) all indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise, to: (A) purchase such indebtedness; (B) purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or
(C) supply funds to or in any other manner invest in the debtor; (iii) all indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; (iv) capitalized lease obligations; (v) current liabilities in respect of unfunded vested benefits under plans covered by ERISA and the regulations issued thereunder; or (vi) obligations under acceptance facilities.

"Laws" means all ordinances, statutes, rules, regulations, orders, injunctions,
 ----
writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by authority thereof, including, without limitation, the Environmental Protection Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, and the Superfund Reauthorization and Amendments Act of 1986, all as amended from time to time, and all rules and regulations issued under any of such laws.

"Letter of Credit Obligations" means all obligations of Borrower and any
 ----------------------------
Affiliate or Subsidiary of Borrower to repay Bank all amounts advanced by Bank in connection with any letter(s) of credit or similar arrangement(s), whether heretofore, now or hereafter issued on behalf of Borrower or any of its Affiliates or Subsidiaries.

"Letter of Credit Reserve" shall have the meaning assigned to it in Paragraph
 ------------------------
2.01.

"Loan " means the Revolving Credit Loan.
 -----

"Loan Documents" means this Agreement and any other document evidencing securing
 --------------
or otherwise relating to the Obligations, or required to be delivered by Borrower under this Agreement, as any such documents may be extended, modified, renewed or substituted.

"Lock Box Account" shall have the meaning assigned to it in Paragraph 2.04(A).
 ----------------

"Obligations" means (i) the obligation of Borrower to pay the principal of and
 -----------
interest on the Loan in accordance with the terms of the Revolving Credit Promissory Note and this Agreement and to satisfy all of its other liabilities to Bank under this Agreement, whether now existing or hereafter incurred, including any extensions, modifications, renewals or substitutions; (ii) the obligation of Borrower to repay to Bank all amounts advanced by Bank under this Agreement on behalf of Borrower, including, but without limitation, advances for principal or interest, payments to prior secured parties, mortgagees or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and (iii) the obligation of Borrower to reimburse Bank, on demand, for all of Bank's reasonable expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, entering into, administration, amendment, modification or enforcement of this Agreement and the documents required under this Agreement, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in clauses (i) and (ii) above.

"Other Obligations" means all obligations, liabilities, Indebtedness duties and
 -----------------
responsibilities of Borrower or Quest to Bank other than the Obligations under any and all agreements, instruments and other documents, whether now existing or hereafter incurred, including any extensions , modifications, renewals or substitutions thereof.

"Permitted Liens" means (i) liens for taxes, assessments or similar charges,
 ---------------
incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith and with due diligence by appropriate proceedings; (ii) pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs; (iii) liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable; (iv) good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of twenty percent (20%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business; (v) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use; (vi) liens in favor of Bank; (vii) other existing liens set forth or described on Exhibit "A", and any renewals and extensions thereof;
                          -----------
(viii) purchase money security interests granted to secure the purchase price of assets which receives the prior written approval of Bank; and (ix) the following, if the validity or amount is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution have been stayed and continue to be stayed and they do not, in the aggregate, materially detract rom the value of the property of Borrower, or materially impair their use in the operation of its business: (A) claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty; (B) claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; (C) claims or liens of mechanics, materialmen, warehousemen, carriers or other like liens; and (D) adverse judgments on appeal.

"Person" means any individual, corporation, partnership, association, joint-
 ------
stock company, trust, unincorporated organization, joint-venture, court or government or political subdivision or agency.

"Prime Rate" shall have the meaning assigned to it in Paragraph 2.05.
 ----------

"Rate" shall have the meaning assigned to it in Paragraph 2.05.
 ----

"Receivables" means all obligations of every kind at any time owing to Borrower
 -----------
(whether now existing or hereafter arising, and whether classified under the Uniform Commercial Code as Accounts, Instruments, Contract Rights, Chattel Paper, General Intangibles or otherwise), all proceeds thereof, all security therefor and all of Borrower's rights to goods or other property sold or leased which may be represented by such property.

"Records" means correspondence, memoranda, tapes, discs, papers, books and other
 -------
documents, or transcribed information of any type, whether expressed in ordinary or machine language.

"Revolving Credit Loan" shall have the meaning assigned to it in Paragraph
 ---------------------
2.01(A).

"Revolving Credit Promissory Note" shall have the meaning assigned to it in
 --------------------------------
Paragraph 2.02.

"Subsidiary" of a Person means any corporation of which more than fifty percent
 ----------
(50%) of the outstanding voting securities shall, at the time of determination, be owned directly or indirectly, through one or more intermediaries, by such Person.

"Tangible Net Worth" means, at any date, the shareholders' equity determined in
 ------------------
accordance with GAAP, less (i) all accounts receivable due from shareholders ,
                      -----
directors, officers, Affiliates, Subsidiaries, partners, members or managers, and (ii) the net value of all intangible assets, plus all Indebtedness which is fully and expressly subordinated in writing to Bank and Bank's right to receive payment in full of all the Obligations and Other Obligations, on terms and conditions acceptable to Bank.

SECTION II.   THE LOAN.
              --------

2.01   The Revolving Credit Loan.
       -------------------------

(A) Subject to the terms of this Agreement, the Bank has agreed to make available to the Borrower for Borrower's use from time to time during the term of this Agreement, pursuant to this Agreement and the Credit Line Sweep Account Service Agreement, a total line of credit commitment ("Commitment") at any time
                                                       ----------
equal to the lesser of: (i) if prior to the Borrower's fulfilment of the conditions of Section 2.01(C) hereof, $35,000,000, or (ii) if after the Borrower's fulfillment of the conditions of Section 2.01(C) hereof, $50,000,000; or (ii) provided, however, that the Bank shall retain as a non-disbursed reserve from the Revolving Credit Loan an amount equal to the Borrower's Letter of Credit Obligations (the "Letter of Credit Reserve"). Borrower shall submit a
                         ------------------------
completed Collateral Report to the Bank at least once a month (within 15 days of month-end) so long as any Obligations are outstanding.

(B) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, unless otherwise agreed by Bank, the aggregate outstanding principal amount of advances based on Eligible Inventory shall at no time exceed Twenty-Five Million Dollars ($25,000,000). In the event that the aggregate amount of Eligible Inventory-based advances exceeds $25,000,000, Borrower shall immediately, without demand, repay so much of the Loan as is necessary in order that the aggregate amount of Eligible Inventory-based advances shall not exceed such limit. Borrower agrees that the amount advanced and the acceptability and value of Inventory and/or Eligible Receivables are and shall be entirely in Bank's sole discretion and that Bank shall have the right at any time to revise any limit placed by Bank upon the amount of such advances or upon the valuation of Inventory and/or Eligible Receivables, or Bank may in its sole discretion, refuse to make further advances. Inventory values shall not exceed the lower of cost or market and, if applicable, shall be reduced by the LIFO reserve.

(C) The Bank has agreed that, so long as there exists no default under any Obligation of the Borrower and Quest and the Borrower have provided the Bank with the following, the Commitment shall be increased to $50,000,000: (i) receipt of evidence satisfactory to the Bank that the Bank has a first priority security interest in all of the Borrower's assets other than its real estate, such evidence may include, but not be limited to opinion letters from Borrower's counsel; and (ii) receipt of evidence satisfactory to the Bank that the Borrower has paid all necessary fees, taxes or other costs necessary to fully secure the Bank's security interest in the assets of the Borrower.

2.02  The Revolving Credit Promissory Note. The Loan shall be evidenced by a
      ------------------------------------
Modification, Increase, Renewal and Restatement of Promissory Note, payable to the order of Bank in the amount of Bank's Commitment (the "Revolving Credit Promissory Note").

2.03  Payment of Principal on the Revolving Credit Promissory Note.
      ------------------------------------------------------------

(A) Unless sooner payable by reason of an Event of Default and acceleration under Paragraphs 7.01 and 7.02, the principal of the Revolving Credit Promissory Note and the remaining Obligations shall be payable on the termination of this Agreement; provided, however, that Borrower may borrow, pay, reborrow and repay the Loan from time to time; provided, further, however, that the aggregate outstanding principal amount of the Loan shall at no time exceed the lesser of the Commitment or the Borrowing Base, less the amount of the Letter of Credit Reserve. In addition, that portion of the Obligations consisting of the principal amount of the Loan shall be payable to the extent of any Collections with respect to the Receivables, which Collections may be applied as described in Paragraph 2.04 on the date such Collections are received.

(B) In the event that the aggregate principal amount of the Loan outstanding shall at any time exceed the lesser of the Commitment or the Borrowing Base, less the amount of the Letter of Credit Reserve, Borrower shall immediately upon demand repay so much of the Loan as is necessary in order that the aggregate principal amount of the Loan outstanding shall not exceed the lesser of the Commitment or the Borrowing Base, less the amount of the Letter of Credit Reserve.

2.04  Payment and Collections.
      -----------------------

(A) Borrower shall maintain at Borrower's expense an account (the "Lock Box Account") with Bank in Borrower's name and to which all monies, checks, notes, drafts or any other form of payment relating to and/or proceeds of the Receivables (the "Collections") shall be deposited for application on account of the Obligations and the Other Obligations as provided in this Paragraph 2.04; and (i) direct each of its account debtors in writing to remit all payments with respect to Receivables for deposit in the Lock Box Account in such form as Bank may approve; in each case no later than the first Business Day following receipt of Bank's election under this Paragraph. Borrower shall not be permitted to withdraw any amounts from the Lock Box Account or change the procedures under Bank's Lock Box Account agreement. Borrower further agrees not to change any directive to its account debtors as described in clause (ii) above without the prior written consent of Bank, and in the event Borrower changes any such instructions to its account debtors without Bank's consent, Borrower acknowledges and agrees that such actions would be an express violation of this Agreement, would cause irreparable damage to Bank for which there would be no adequate remedy at law, and agrees and consents to specific performance of the terms and provisions of this Agreement. Borrower acknowledges and agrees that all Collections to the Lock Box Account shall be swept from the Lock Box Account with such frequency as Bank may desire. Borrower further acknowledges that all Collections shall be the sole and exclusive property of Bank, to the extent of the outstanding Obligations and Other Obligations, immediately upon the receipt of such items in the Lock Box Account by Bank, by Borrower if received by Borrower (in which event Borrower shall hold all such items in trust for Bank prior to delivery to Bank) or otherwise; provided, however, that no such item received by Bank shall constitute payment to Bank unless such item is actually collected by Bank. Notwithstanding anything, to the contrary in this Agreement, all Collections shall, solely for purposes of determining the occurrence of an Event o Default, be deemed received upon actual receipt by Bank, unless such item is subsequently dishonored for any reason whatsoever.

(B) Upon Bank's election under Paragraph 2.04(A). Borrower appoints any person that Bank may from time to time designate as Borrower's attorney with power, at any time hereafter, to (i) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Bank's possession; (ii) sign Borrower's name on any invoice or bill of lading relating to any Collateral, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers;
(iii) sign Borrower's name to the proofs of claim against any account debtor on behalf of Borrower; (iv) notify the post office authorities to change the address for delivery of Borrower's Lockbox mail to an address designated by Bank; (v) receive, open and dispose of all Lockbox mail addressed to Borrower;
(vi) send requests for verification of Accounts to customers or account debtors; and (vii) do all things necessary to carry out this Agreement. Neither Bank nor the attorney will be liable for any acts or omissions or for any error or mistake of fact or law in connection with the activities described in or contemplated by the first sentence of Paragraph 2.04(B), except for such acts or omissions which constitute gross negligence, willful misconduct or bad faith. This power, being coupled with an interest, is irrevocable so long as any Receivables assigned to Bank or in which Bank has a security interest remain unpaid or until the Obligations and Other Obligations have been fully satisfied.

(C) After the occurrence of an Event of Default, Borrower irrevocably waives the right to direct the application of my and all payments at any time or times hereafter which may be received by Bank from or for the benefit of Borrower, and Borrower does hereby irrevocably agree that Bank shall have the continuing exclusive right to apply and reapply any and all such payments received at any time or times hereafter in such manner as Bank may deern advisable, notwithstanding any entry by Bank upon any of its books and records.

(D) To the extent that Borrower makes a payment(s) to Bank or Bank enforces its security interests and liens or exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable claim, then to the extent of such recovery, the liability originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and shall be Obligations secured by the Collateral.

2.05  Interest Rate and Fees.
      ----------------------

(A) Interest on the Loan shall accrue and be paid as follows:

(1) Interest on the principal balance of the Loan, from time to time outstanding, will accrue at the Adjusted LIBOR Rate. Changes in the Adjusted LIBOR Rate shall be effective on the date of such change.

(2) Interest shall be calculated on the basis of a three hundred sixty (360) day year and interest shall be charged for the actual number of days the Loan is outstanding, and shall be payable by Borrower on the 26th day of each month, commencing the 26th day of the calendar month immediately following the date of this Agreement or if such day is not a Business Day, on the next succeeding business day. Such payments of interest shall be effected by Bank's debits on the dates such interest is due on Borrower's account with Bank, or, if insufficient funds are in such account, by advances of the Loan to Borrower on the date such interest is due, subject to the provisions hereof and so long as there is Availability. Bank is authorized by Borrower to effect such payment of interest (and any other amounts due under this Agreement to Bank from Borrower or any Subsidiary or Affiliate) by such debits or such advances as the case may be. In the event there are insufficient funds in such account and there is no Availability, Borrower shall be required to pay such interest to Bank when due.

(3) Upon and after the occurrence of an Event of' Default, and during the continuance of such Event of Default, the Obligations shall bear interest at the Default Rate per annum.

(B) If, at any time, the Adjusted LIBOR Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as the Adjusted LIBOR Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws and any amounts collected in excess of the permissible amount shall be deemed a prepayment of principal on the Revolving Credit Promissory Note.

(C) Borrower shall pay to Bank a non-utilization fee equal to 1/8% of the difference (whenever Borrower's Indebtedness to Tangible Net Worth Ratio is less than 1.25 to 1.00 and 1/4% of the difference whenever Borrower's Indebtedness to Tangible Net Worth Ratio is equal to or greater than 1.25 to 1.00) between the Commitment and the average outstanding principal balance of the Loan during the preceding calendar quarter. Such payments shall be made quarterly in arrears commencing on January 15, 2001 for the quarter ended December 31, 2000.

Additionally, Borrower shall pay to Bank an asset-based lending fee equal to $750.00 per quarter which fee shall be made quarterly in advance commencing as of the date of Closing.

Borrower shall pay an examination fee not to exceed ONE THOUSAND DOLLARS ($1,000.00) per examination, plus reasonable travel expenses, to be reimbursed as incurred by Bank for audits of the books and records of Borrower as authorized under this Agreement. The Bank reserves the right to perform an unlimited number of on-site examinations but may only charge Borrower for four
(4) on-site examinations per year. Bank is authorized by Borrower to effect any such payments by debiting Borrower's account with Bank on the date such amounts are due, or otherwise as described in Paragraph 2.05 (A)(2).

2.06  Payment to Bank. All sums payable to Bank under this Agreement shall be
      ---------------
paid in United States dollars in immediately available funds to Bank at its principal office in Greenville, South Carolina. Bank may, at its sole discretion, effect payment of all such sums by debiting Borrower's account with Bank or as otherwise described in Paragraph 2.05(A)(2). Bank shall send Borrower statements of all amounts due under this Agreement, which statements shall be considered correct and conclusively binding on Borrower absent manifest error unless Borrower notifies Bank to the contrary within thirty (30) days of the receipt by Borrower of any statement which it deems to be incorrect.

2.07 Compensating Balances.  Please see Schedule "AA" attached hereto and
     ---------------------
incorporated herein.

2.08 Banking Relationship.  If the Borrower fails to maintain its primary
     --------------------
depository relationship with the Bank throughout the term of Loan, the Applicable Margin shall be increased by one quarter of one percent (.25%).


SECTION III.   CONDITIONS PRECEDENT.
               --------------------

The obligation of Bank to make the Loan under this Agreement is subject to the following conditions precedent:

3.01  Documents Required for the Closing. Borrower shall have delivered to Bank
      ----------------------------------
on or prior to the date of this Agreement ("Closing"), the Revolving Credit
                                            -------
Promissory Note to the order of Bank and for a principal amount equal to the Commitment and shall have delivered to Bank on or prior to the date of Closing or concurrently with the Closing, the following:

(A) Duly executed UCC financing statements;

(B) A certified (as of the date of Closing) copy of resolutions of Borrower's board of directors or other governing body or authority authorizing the execution, delivery and performance of this Agreement, the Revolving Credit Promissory Note, and the Loan Documents;

(C) A certificate (as of the date of Closing) of Borrower's Secretary or other official having similar responsibilities as to the incumbency and signatures of' the officers of Borrower signing this Agreement, the Revolving Credit Promissory Note, the Loan Documents and each other document to be delivered pursuant hereto;

(D) A certificate (as of the date of Closing) signed by the President or a Vice President or other official having similar responsibilities of Borrower and to the effect that: (i) the representations and warranties set forth in Paragraph
5.01 are true as of the date of the Closing; and (ii) no Event of Default under this Agreement and no event which, with the giving of notice or passage of time or both, would become an Event of Default, has occurred as of such date;

(E) A Collateral Report dated no more than one month prior to Closing;

(G) An opinion from legal counsel for Borrower as to the status of Borrower, the enforceability of the Loan Documents, and such other matters as Bank shall require;

(H)  Bank's standard form lock box, cash management or account sweep agreement;
and

(I) Such other documents or agreements as Bank or its counsel may reasonably require to evidence or secure the Loan including, without limitation, any security agreement or such other documents required to cross-default and cross-collateralize the Obligations and the Other Obligations.

3.02  Certain Events. At the time of Closing or any borrowing under the
      --------------
Revolving Credit Promissory Note:

(A) No Event of Default shall have occurred and be continuing and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

(B) No material adverse change shall have occurred in the financial or operating condition or prospects of Borrower since the date of this Agreement;

(C) All the Loan Documents shall have remained in full force and effect: and

(D) Each request for an advance of the Loan shall constitute a representation and warranty by Borrower as to: (i) the satisfaction in respect of such request of the conditions referred to in (A), (B) and (C) of this Paragraph; and (ii) the fact that all of Borrower's Inventory, in any location, is property labeled as such; and (iv) that all Inventory is located only as permitted and described herein.

SECTION IV.   COLLATERAL SECURITY.
              -------------------

4.01  Composition of the Collateral. The Collateral shall stand as one general
      -----------------------------
continuing collateral security for all Obligations and may be retained by Bank until all Obligations and Other Obligations have been satisfied in full.

4.02  Rights in Property Held by Borrower.  As security for the prompt
      -----------------------------------
satisfaction of all Obligations, Borrower assigns to Bank all of its right, title and interest in and to, and grants Bank a lien upon and security interest in, all of the following, wherever located, whether now owned or hereafter, acquired, together with all replacements, attachments, accessions, alterations, accessories, products and proceeds (including, without limitation, insurance proceeds) thereof: all assets of the Borrower, including but not limited to: (i) Accounts; (ii) Inventory (including goods intended for sale, use or lease by Borrower or to be furnished by Borrower under contracts of service), all raw materials, work-in-process, finished goods, Inventory that may be rejected, returned, reclaimed, repossessed or stopped in transit, and materials and supplies; (iii) Goods; (iv) Equipment; (v) Chattel Paper; (vi) General Intangibles (including without limitation tax refund claims); (vii) Instruments; (viii) Documents; (ix) rights as seller of Inventory; (x) Receivables; (xi) all Records pertaining to any Collateral; and
(xii) to the extent not otherwise specified above, the assets, properties and rights described on the attached Exhibit "B".
                                 -----------

4.03  Priority of Liens. The liens on all Collateral shall be first and prior
      -----------------
liens except for Permitted Liens.

4.04   Financing Statements.
       --------------------

(A) Borrower will: (i) join with Bank in executing such financing statements (including, amendments and continuation statements) in form satisfactory to Bank; (ii) pay or reimburse Bank for all costs and taxes of filing, or recording in such public offices as Bank may designate; and (iii) take such other steps as Bank may reasonably direct, including the noting of Bank's lien on the Collateral and on any certificates of title all to perfect Bank's interest in the Collateral.

(B) In addition to the foregoing, and not in limitation:

    (1) A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office; and

    (2) To the extent lawful, Borrower appoints Bank as its attorney-in-fact (without requiring Bank to act as such) to execute any financing statement in the name of Borrower, and to perform all other acts that Bank deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral, including leasing warehouses to Bank or its designee, transferring Collateral thereto or to public warehouses, placing and maintaining signs, appointing custodians and maintaining such Records with respect to the Collateral as Bank may reasonably request. If any Collateral is in the possession or control of any other party, Borrower shall notify all such parties of Bank's security interest therein, and instruct all such parties to hold all such Collateral for Bank's account and subject to Bank's instructions.

4.05  Landlords' Waivers. Borrower will cause the landlord/owner of any real
      ------------------
property leased by Borrower to execute and deliver to Bank, within sixty (60 ) days of the date hereof, any instrument in form and substance satisfactory to Bank, by which such landlord/owner waives its rights, if any, to any part of the Collateral.

4.06  Cross-Collateralization. The Collateral shall constitute cross-collateral
      -----------------------
for the Other Obligations, without apportionment or designation as to any particular Collateral, Other Obligation, and all of such Other Obligations howsoever and whensoever incurred shall be secured by all of the Collateral, howsoever and whensoever acquired, and Bank shall have the right in its sole discretion, to determine the order in which Bank's rights in or remedies against the Collateral are to be exercised and which portions of the Collateral are to be proceeded against and the order of application of proceeds of the Collateral as against any particular Other Obligation. Bank shall have no obligation to marshall any of the Collateral or apply the same in any fashion. In addition to the Collateral, all liens, security interests, and collateral with respect to any Other Obligations shall constitute cross-collateral for all Obligations without apportionment or designation as to any particular Obligation, and all Obligations howsoever and whensoever incurred shall be secured by all such other collateral, howsoever and whensoever acquired, and Bank shall have the right in its sole discretion, to determine the order in which Bank's rights in or remedies against such other collateral are to be exercised and which portions of the other collateral are to be proceeded against and the order of application of proceeds of the other collateral against particular Obligations. Bank shall have no obligation to marshall any of such other collateral or apply the same in any fashion.

4.07  Location of Collateral. The Collateral shall be kept, only at the
      ----------------------
following locations: 6 Logue Court, Suite G, Greenville, South Carolina 29615 and 4100 Quest Way, Memphis, Tennessee 38115, and shall not be removed except for purposes of sale in the regular course of Borrower's business. Borrower shall provide Bank with written notice ten (10) days prior to any change in the location of any of the places where any part of the Collateral is kept or the establishment of any new, or the discontinuance of any existing, places of business or places where Collateral is kept.

4.08 Sale of Inventory. Until the occurrence of an Event of Default, Borrower
     -------------------
may, subject to the provisions of this Agreement and the Loan Documents, sell finished Inventory in the ordinary course of Borrower's business; however, in no event shall Borrower make any sale of Inventory outside the ordinary course of business or which would cause a breach of Borrower's warranties, representations and covenants under this Agreement. A sale of Inventory in the ordinary course of Borrower's business does not include a transfer in partial or total satisfaction of a debt owing by Borrower. Borrower agrees to report the receipt or creation of all sales or other dispositions of Inventory to Bank and promptly deliver such proceeds to Bank. Borrower agrees to execute and deliver to Bank, in form satisfactory to Bank, a formal assignment or schedule of Receivables or other proceeds resulting from the sale or other disposition of Inventory, but in the absence of such assignment or schedule this Agreement shall constitute such assignment or schedule and the grant of a security interest therein.

4.09  Processing of Inventory.  Borrower authorizes Bank to pay and charge to
      -----------------------
Borrower any amounts Bank reasonably deems necessary for any processing or finishing of Inventory in order to obtain a release of such Inventory from any processor, mechanic, artisan or finisher. Borrower agrees to pay Bank all of Bank's expenses of processing, finishing, selling and storing, handling, insuring and shipping the Inventory and any and all of the other costs and expenses which Bank may incur in protecting or enforcing Bank's security interest in the Inventory or the proceeds or products thereof. All sums payable by Borrower under this Paragraph shall be due on demand, deemed a part of the Obligations and secured by the Collateral, including the Inventory.

4.10 Exculpation of Bank. Unless directly caused by the Bank's willful
     -------------------
misconduct or gross negligence, Bank shall not be liable or responsible for and Borrower releases Bank from any and all causes of action or claims which Borrower may now, or hereafter have for any loss or damage to Borrower claimed to be caused by or arising from: (a) the safekeeping of Collateral; (b) any damage to any Collateral occurring or arising in any manner or fashion from any cause; (c) any diminution in the value of Collateral; or (d) any act or default of any carrier, warehouseman, bailee or forwarding agency. All risk of loss, damage or destruction of Collateral shall be borne by Borrower.


SECTION V.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

5.01  Original. To induce Bank to enter into this Agreement, Borrower represents
      --------
and warrants to Bank as follows:

(A) Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation or organization; Borrower has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in the jurisdictions where the nature of its business or the location of property owned by it makes such qualification necessary; the states in which Borrower is qualified to do business are set forth on Exhibit "C"; the addresses of all places of business
                          -----------
of Borrower, the addresses at which any of the Collateral is or shall be located are as set forth in Exhibit "D"; and Borrower maintains its books and records
                    -----------
relating to Accounts, Contract Rights and General Intangibles at its offices at 6 Logue Court, Suite G, Greenville, S.C. 29615.

(B) Borrower is not in default with respect to any of its existing Indebtedness.

(C) The execution of this Agreement, the Revolving Credit Promissory Note and the Loan Documents, and the performance of the transactions contemplated hereunder and thereunder will not (or, with the passage of time, the giving of notice, or both): (i) violate the charter or bylaw provisions of Borrower, or, to the best of Borrower's knowledge, violate any Laws or result in a default under any contract, agreement or instrument to which Borrower is a party or by which Borrower or its property is bound; (ii) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of Borrower, except in favor of Bank.

(D) Borrower has the power and authority to enter into and perform its obligations under this Agreement, the Revolving Credit Promissory Note and the Loan Documents, and has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Revolving Credit Promissory Note and the Loan Documents.

(E) This Agreement and the Loan Documents are, and the Revolving Credit Promissory Note and all other Loan Documents when executed and delivered will be, valid, binding and enforceable in accordance with their respective terms subject as to enforcement of remedies to bankruptcy, insolvency, reorganization or other Laws relating to the enforcement of creditors' rights generally and to moratorium laws from time to time in effect and to limitations on equitable remedies.

(F) Except as otherwise permitted in this Agreement (in connection with Permitted Liens or otherwise), Borrower has filed all federal, state and local tax returns and other tax-related reports, unless contested in good faith by appropriate proceedings, it is required by Laws to file prior to the date of this Agreement and which are material to the conduct of its business; has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date of this Agreement, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; Borrower has no knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges not provided for on its books.

(G) All financial statements delivered to Bank have been prepared in accordance with GAAP. Such financial statements contain no material misstatement or omission and fairly present the financial condition, assets and liabilities of Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the results of operations of Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and for the respective periods then ended. Since the date of the most recent financial statement, there has been no material adverse change in assets, liabilities, financial condition or prospects of Borrower or any Subsidiary or in the results of operations of Borrower or any subsidiary, and neither Borrower nor any of its Subsidiaries has incurred any obligation or liability that materially and adversely affects its financial condition, business operations or properties, or has entered into any material contract not contemplated by this Agreement and not in the ordinary course of business consistent with past practice.

(H) Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by Borrower in connection with the execution and delivery of this Agreement, the Revolving Credit Promissory Note and the Loan Documents or the undertaking or performance of any Obligation has been duly obtained or effected.

(I) All Defined Benefit Pension Plans, if any, as defined in the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date of this Agreement, the minimum funding standards of Section 302 of ERISA, and with respect to all Employee Benefit Plans, as defined in ERISA, of Borrower, no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred.

(J) Borrower has no Subsidiaries except as shown on attached Exhibit "E".
                                                             ------------

(K) All Inventory (i) is and shall be of good and merchantable quality, free from any and all defects and not obsolete except as noted in Borrower's periodic Inventory reports provided to Bank; (ii) is and shall be subject to internal controls and management procedures (including, but not limited to, a physical inventory) conducted by Borrower and satisfactory to Bank; and (iii) meets and shall meet all standards imposed by any governmental authority having jurisdiction over such Inventory, its use and/or sale. No Inventory (a) has been or still be consigned without Bank's prior written consent; and (b) is or shall ever be stored with a bailee, warehouseman or similar party without Bank's prior written consent and in such event Borrower will, concurrently with delivery to such party, cause any such party to issue and deliver to Bank, in form acceptable to Bank, warehouse receipts in Bank's name evidencing the storage of such Inventory.

(L) There are no material actions, suits, investigations or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower before any court or administrative officer or agency. Borrower is not in violation of or in default under any applicable Law, order, decree, writ or injunction.

(M) Borrower has good, indefeasible and merchantable title in fee simple (or its equivalent under applicable law) to, and ownership of, the assets reflected in Borrower's most recent financial statement delivered to Bank, and all of its other assets, free and clear of all liens, claims, security interests and encumbrances, except for the Permitted Liens and as shown on Exhibit "A".
                                                             -----------

(N) No dangerous, hazardous or toxic substances, pollutants, contaminants, chemicals, wastes or materials, within the meaning of any applicable Laws (collectively "Hazardous Substances") are unlawfully stored or located upon any premises owned by Borrower. Borrower has not stored or located any Hazardous Substances upon any premises leased, controlled or used by Borrower or any of its Subsidiaries. To the best of Borrower's knowledge, no part of any such premises, including the groundwater located thereon and thereunder, is presently contaminated by any such Hazardous Substance. All activities and operations of Borrower and its Subsidiaries meet the requirements of all applicable environmental Laws. Borrower has never sent a Hazardous Substance to a site which, pursuant to any Law, (i) has been placed on the "National Priorities List" or "CERCLIS List" of hazardous wastes (or any similar state list) or (ii) is subject to a claim, an administrative order or other request to take removal or remedial action or to pay for the cost of cleaning up such a site. Borrower has timely filed all reports required to be filed, has acquired all necessary certificates, approvals and permits and has generated and maintained all required data, documentation and records under applicable environmental Laws.

(O) No representation or warranty by Borrower contained in this Agreement or in any certificate or other document furnished by Borrower pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

5.02  Survival. All the representations and warranties set forth in Paragraph
      --------
5.01 shall survive until all Obligations are satisfied in full.

SECTION VI.   BORROWER'S COVENANTS.
              --------------------

Borrower covenants and agrees with Bank that so long as Borrower may borrow under the Commitment and so long as any of the Obligations remain unsatisfied, it will comply with the following covenants:

6.01 Affirmative Covenants.
     ---------------------

(A) Borrower will use the proceeds of the Loan only for the following purposes(s): finance permanent working capital requirements and no other purpose. Borrower will furnish Bank such evidence as it may reasonably require with respect to such use(s).

(B) Borrower will furnish Bank:

(1) Within fifteen (15) days after the close of each monthly accounting period in each fiscal year: (a) income statements of Borrower for such monthly period;
(b) balance sheets of Borrower as of the end of such monthly period; (c) current aging of all accounts payable and accounts receivable (dated as of the last day of the immediately preceding monthly accounting period); and (d) an Inventory report in such form and content as Bank may reasonably require, all in reasonable detail, subject to year-end audit adjustments and certified by Borrower's President or Chief Financial Officer to have been prepared in accordance with GAAP except for any inconsistencies explained in such certificate. Borrower will provide the Bank with earnings reports and press releases as soon as available.

(2) Within fifty-five (55) days after the close of each quarter in each fiscal year, Borrower's 10Q report.

(3) Within one hundred twenty (120) days after the close of each fiscal ear (A) financial statements (income statement, balance sheet and statement of cash flows at a minimum) of Borrower, as of the end of such year, in reasonable detail, including all supporting schedules and comments; the statements to be unqualified and audited by independent certified public accountants acceptable to Bank, and certified by such accountants to have been prepared in accordance with GAAP, except for any inconsistencies explained in such certificate. Bank shall have the right, from time to time, to discuss Borrower's affairs directly with Borrower's independent certified public accountants after notice to Borrower and opportunity of Borrower to be present at any such discussions; (B) a 10K report.

(4) Contemporaneously with each quarterly and year-end financial report required by the foregoing paragraphs (1), (2), and (3), a certificate of the President or Chief Financial Officer of Borrower stating that he has individually reviewed the provisions of this Agreement and that a review of the activities of Borrower during such yearly or quarterly period, as the case may be, has been made by him or under his supervision, with a view to determining whether Borrower has fulfilled all its obligations under this Agreement, and that, to the best of his knowledge, Borrower has observed and performed each undertaking contained in this Agreement and is not in default in the observance or performance of any of the provisions of this Agreement or, if Borrower shall be in default, specifying all such defaults and events of which it may have knowledge.

(5) At least monthly during the term of this Agreement, a Collateral Report dated no more than three (3) Business Days prior to its submission to Bank.

(6) Two copies of its Annual Corporation Tax Returns within thirty (30) days of filing.

(7) Such other financial information as the Bank may reasonably request from time to time.

(C) Borrower shall at all times comply with all Securities and Exchange Commission reporting requirements, rules and/or regulations, as applicable to Borrower.

(D) Borrower will maintain, or cause to be maintained, public liability insurance and fire and extended coverage insurance on all assets owned by it, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to Bank. Such policies shall contain a provision whereby they cannot be canceled except after at least thirty (30) days' written notice to Bank. Such policies to the extent they insure any of the Collateral shall be payable to Bank as its interest may appear. Borrower will furnish to Bank such evidence of insurance as Bank may require. Borrower agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance, Bank may do so and be reimbursed by Borrower therefor on demand with interest thereon at Bank's Rate. Borrower assigns to Bank any returned or unearned premiums that may be due Borrower upon cancellation of any such policies for any reason whatsoever and directs the insurers to pay Bank any amounts so due. Bank is appointed Borrower's attorney-in-fact (without requiring Bank to act as such) to endorse any check which may be payable to Borrower and to collect such returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied by Bank toward satisfaction of any of the Obligations or Other Obligations.

(E) Borrower will pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon it or its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books. Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches appears imminent.

(F) Borrower will, when requested so to do, make available for inspection and photocopy by duly authorized representatives of Bank any of its books and Records, and will furnish Bank any information regarding its business affairs and financial condition within a reasonable time after request by Bank.

(G) Borrower will take all necessary steps to preserve its existence and franchises and comply with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject.

(H) Borrower will collect its Accounts and Receivables only in the ordinary course of business.

(I) Borrower will keep accurate and complete Records of its Accounts, Inventory and Receivables consistent with sound business practices, which in the case of Inventory shall itemize and describe the kind, type, quality and quantity, cost therefor and selling price thereof, and the daily withdrawals therefrom and the additions thereto.

(J) Borrower will pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount is being contested in good faith by appropriate proceedings and with adequate reserves having been set aside on the books of Borrower.

(K) Borrower will notify Bank promptly if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that with the giving of notice or passage of time or both, could become an Event of Default, or of the failure of Borrower to observe any of its undertakings under this Agreement.

(L) Borrower will notify Bank ten (10) days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business or of the locations at which any of the Collateral is kept.

(M) Borrower will: (1) fund all its Defined Benefit Pension Plans, if any, in accordance with no less than the minimum funding standards required under ERISA;
(2) furnish Bank, promptly after the filing of the same, with copies of all reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to all Employee Benefit Plans; and (3) promptly advise Bank of the occurrence of any Reportable Event or Prohibited Transaction (as defined in ERISA) with respect to any Employee Benefit Plan.

(N) Borrower will furnish to Bank written reports, in addition to the other reports and certificates required of Borrower under this Agreement, detailing the aging and collection of Receivables, and containing such information as Bank may specify. Such reports shall be furbished by Borrower to Bank as provided above.

(O) If any Inventory, the sale of which gave rise to an Account, in excess of $100,000.00 in the aggregate in any fiscal year is returned to or repossessed by Borrower, Borrower shall promptly report any such return or repossession to Bank in writing and, if within three (3) Business Days after receipt by Bank of such written report, Bank fails to issue specific instructions to Borrower concerning such Inventory, Borrower shall have the right to dispose of such Inventory in accordance with sound business practices, subject, however, to Bank's security interest in such Collateral and in any proceeds arising from the disposition of such Inventory.

(P) Borrower will maintain at all times a Tangible Net Worth of not less than $60,000,000.00 as of June 30, 2000, which amount shall increase by not less than fifty percent (50%) of Borrower's positive net after tax profit plus one hundred
                                                                ----
percent (100%) of any future stock issuances as of the end of each of Borrower's quarter-ended periods thereafter. Quarterly compliance shall be measured by the Borrower's quarterly 10Q report and annual compliance will be measured by Borrower's accountant -prepared audited fiscal year-end financial statements.

(Q) Borrower will maintain a maximum total Indebtedness to Tangible Net Worth ratio of 2.75 to 1.0 during the term of the Loan. For purposes of this Subparagraph (Q), all Indebtedness which is fully and expressly subordinated in writing to Bank and Bank's right to payment in full of all of the Obligations and Other Obligations, on terms and conditions acceptable to Bank, shall be deemed excluded from the term "Indebtedness."

(R) Borrower shall allow Bank and its agents and representatives at all times to have access to Borrower's premises for purposes of examining and inspecting the Collateral and all Records pertaining thereto.

(S) Borrower shall maintain all of its Equipment in good working order and condition, and shall not permit any Equipment to become a fixture to real estate or an accession to any other property. Borrower shall, immediately upon Bank's demand, deliver to Bank any and all evidences of ownership of, certificates or title to and applications for title to any of the Equipment.

(T) Borrower shall maintain senior management and ownership of all of Borrower's Subsidiaries and Affiliates as maintained at the time of Closing.

(U) Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 2.75 to 1.0. "Fixed Charge Coverage Ratio" is defined as earnings before interest,
         -----------------------------
income taxes (and franchise taxes if applicable), depreciation and amortization plus rents and leases less dividends and capital expenditures divided by current
----                  ----                                    ----------
maturities of long term debt plus interest and rents and leases).  This ratio
                             ----
shall be measured on a rolling four quarter basis.

6.02   Negative Covenants.
       ------------------

(A) Borrower will not change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock or other equity interests, except for a merger between Borrower and a domestic Subsidiary of Borrower, so long as Borrower is the surviving or continuing corporation in any such merger.

(B) Borrower will not sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets except (1) a transfer of any property to a Subsidiary of Borrower where such transfer is accompanied by a pledge of such collateral to the Bank and guarantee of the Obligations by the Subsidiary in receipt of such property and (2) dispositions expressly permitted by this Agreement.

(C) Borrower will not mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens.

(D) Borrower will not, without Bank's prior written consent, become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any other Person, except for the endorsement of commercial paper for deposit or collection in the ordinary course of business, nor extend loans and/or advances to officers or members of Borrower in excess of $500,000 (in the aggregate) outstanding at any time.

(E) Borrower will not incur, create, assume or permit to exist any Indebtedness except: (1) the Loan; (2) Indebtedness existing as of this date; (3) business expenses and trade indebtedness incurred in the ordinary course of business; (4) contingent Indebtedness permitted by Paragraph 6.02(D); (5) Indebtedness permitted by this Agreement; (6) During any fiscal year, additional Indebtedness (excluding purchase money financing) of up to $1,000,000 in the aggregate annually.

(F) During each fiscal year of the Borrower, the Borrower's capital expenditures shall not exceed $6,000,000; provided however, that the cost of renovations currently underway to Borrower's South Carolina facility and previously disclosed to and approved by Bank, the recently completed renovation at Quest's Tennessee facility, and Borrower's contemplated purchase of a motor home in an amount not to exceed $600,000 shall not be included in this calculation.

(G) Borrower will not redeem, purchase or retire any of its capital stock or other equity interests except pursuant to any existing agreement shown on the attached Exhibit "F".
         ------------

(H) Borrower will not acquire any stock in, or all or substantially all of the assets of, any Person other than its Subsidiaries, unless the Borrower's acquisition of such stock in, or all or substantially all of the assets of another Person, whether in a single transaction or series of transactions do not exceed, for all such transactions, an aggregate of $25,000,000, including the purchase price thereof, and any and all expenses, fees, management incentives, and other costs related thereto. Additionally, such acquisitions shall not exceed in the aggregate a maximum of $10,000,000 for cash plus assumed debt. On any one acquisition, Borrower shall not expend more than $15,000,000, inclusive of all fees, costs, incentives and other expenses relating thereto. All acquisitions must meet existing financial covenants on a pro forma basis. Bank will review acquisitions after the fact, at the Borrower's request, to consider removing them from the Commitment to date cumulative total.

(I) Borrower will not furnish Bank any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

(J) Borrower will not directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings issued thereunder.

SECTION VII.   DEFAULT.
               -------

7.01  Events of Default. The occurrence of any one or more of the following
      -----------------
events shall constitute an Event of Default under this Agreement:

(A) Borrower shall fail to make payment of any of the Obligations when due or declared due, and such failure shall continue for three (3) days after receipt by the Borrower of written notice from Bank.

(B) Borrower shall fail to observe or perform any non-monetary obligation to be observed or performed by it under this Agreement or under any of the Loan Documents or any other documents to which it is a party relating to the Loan, and such failure shall continue for fifteen (15) days after receipt by the Borrower of written notice from the Bank.

(C) Borrower shall fail to make payment of any Other Obligation when due or declared due, and such failure shall continue beyond any applicable grace period therefore.

(D) Borrower shall fail to observe or perform any non-monetary obligation to be observed or performed by it in connection with any Other Obligation, and such failure shall continue beyond any applicable grace period therefor.

(E) Borrower shall fail to pay any Indebtedness and such failure shall continue beyond the later of (i) any applicable grace period therefor or (ii) three (3) days after receipt of written notice from Bank to Borrower, or Borrower shall suffer to exist any other event of default under any agreement relating to such Indebtedness.

(F) Any financial statement, representation, warranty or certificate made or furnished by Borrower to Bank in connection with this Agreement or as an inducement to Bank to enter into this Agreement, or in any separate statement or document to be delivered under this Agreement to Bank, shall be materially false, incorrect or incomplete when made.

(G) Borrower shall admit in writing its inability to pay its debts as they mature, or shall make an assignment for the benefit of or any of its creditors.

(H) Proceedings in bankruptcy or for reorganization of Borrower, or for the readjustment of any. of its debts, under the Bankruptcy Code, as amended, or under any other Laws, whether state or federal, for the relief of insolvent debtors, now or hereafter existing, shall be commenced by Borrower, or shall be commenced against Borrower and shall not be discharged within sixty (60) days of their commencement.

(I) A receiver, custodian or trustee shall be appointed for Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, and such receiver, custodian or trustee shall not be discharged within sixty (60) days of his appointment, or such proceedings shall not be discharged within sixty (60) days of their commencement, or Borrower shall discontinue business or materially change the nature of its business.

(J) Borrower shall suffer final judgment(s) for payment of money aggregating in excess of FIVE HUNDRED THOUSAND DOLLARS($500,000.00) and shall not discharge all such judgments within a period of sixty (60) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed.

(K) A judgment creditor of Borrower shall lawfully obtain and retain for at least five (5) days possession of any material portion of the Collateral by any lawful means, including, but without limitation, levy, distraint, replevin or self-help.

(L) The cancellation, termination, expiration, qualification or any other change in any agreement guaranteeing the obligations of Borrower under the Revolving Credit Promissory Note or this Agreement.

(M) The failure of the Intercreditor Agreement by and between the Bank and IBM Credit Corporation dated as of April 8, 1996, the Attachment A thereto, the Intercreditor Agreement by and between the Bank and Finova Capital Corporation dated April 30, 1998, and any and all modifications, amendments or supplements thereto, to adequately protect the Bank's interest in the Collateral, in Bank's sole discretion.

(N) The failure of the Borrower to provide to the Bank the Landlords' Waivers required in Section 4.05 hereof within the time allotted therein.

(O) The failure of the Borrower to provide the Bank with the official results of a UCC-1 financing statement search request, certified correct by the Secretary of State of the State of Tennessee, evidencing only those filings approved by the Bank, in its sole discretion, within forty-five (45) days of the date of this Agreement.

7.02  Acceleration. Bank may, immediately and without notice upon the occurrence
      ------------
of an Event of Default, declare all Obligations to be, and the Obligations shall become, due and payable without further action of any kind.

7.03  Remedies. After any acceleration, as provided for in Paragraph 7.02, the
      --------
Commitment of Bank shall terminate and Bank shall have, in addition to the rights and remedies given it by this Agreement, the Revolving Credit Promissory Note and the Loan Documents, all rights and remedies allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located and the right to take legal action against Borrower or institute proceeding or the collection of all amounts unpaid and outstanding under the Revolving Credit Promissory Note. Without limiting the generality of the foregoing, Bank may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Loan Documents) or demand whatsoever to Borrower, all of which are expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, at such place as Bank may determine, or elsewhere, the whole or, from time to time, any part of the Collateral, or any interest which Borrower may have in the Collateral. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), Bank shall apply such proceeds toward the payment of the Obligations. Any remainder of the proceeds after satisfaction in full of the obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to Borrower at least fifteen (15) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower agrees shall be reasonable notice of such sale or other disposition. Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as Bank shall reasonably designate. At any such sale or other disposition, Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower which right is waived and released. Without limiting the generality of any of the rights and remedies conferred upon Bank under this Paragraph, Bank may, to the full extent permitted by applicable Laws:

(A) Enter upon the premises of Borrower, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction;

(B) At Bank's option, use, operate, manage and control the Collateral in any lawful manner;

(C) Collect and receive all rents, income, revenue, earnings, issues and profits;

(D) Maintain, repair, renovate, alter or remove the Collateral as Bank may determine in its reasonable discretion, and discharge any liens, security interests or other encumbrances and any taxes at any time levied or placed on any of the Collateral;

(E) Notify account debtors that Receivables have been assigned to Bank and collect them directly in Bank's name;

(F) Endorse Borrower's name on any check, note, acceptance, draft or other form of payment or security payable to Borrower that may come into the possession of Bank; sign Borrower's name on any invoice or bill of lading relating to any Receivable and on drafts against account debtors and on drafts against letters of credit issued for the benefit of account debtors;

(G) Notify the post office authorities to change the address for delivery of Borrower's Lockbox mail to an address designated by Bank and receive, open and dispose of all Lockbox mail addressed to Borrower;

(H) Require that all full or partial payments of Receivables which are made directly to Borrower or which otherwise come into Borrower's possession be received by Borrower in trust for Bank and immediately delivered by Borrower to Bank in the form received; and

(I) Make such payments and incur such costs as Bank deems necessary to enforce the payment or performance of the Obligations, all such costs being due on demand, deemed a part of the Obligations and secured by the Collateral.

SECTION VIII.   TERMINATION.
                ------------

8.01  Term. This Agreement shall terminate on September 30, 2002 ("Original
     -----
Term") if not terminated sooner by the Bank, as provided herein. Either Bank or Borrower may terminate this Agreement and its Commitment at the end of the Original Term or any renewal term by giving the other prior written notice of its intention to terminate. In addition, Bank may terminate this Agreement at any time without further notice following the occurrence of an Event of Default under Paragraph 7.01.

8.02  Effect of Termination. No termination of this Agreement shall in any way
      ---------------------
(i) affect or impair Bank's security interest in and lien on the Collateral (or any other collateral or security) or any real estate or any other right or privilege under this Agreement or under the Revolving Credit Promissory Note or any other agreement related to this Agreement, (ii) relieve Borrower from any of its duties and obligations under this Agreement or under the Revolving Credit Promissory Note or such other agreements including, without limitation, the Obligations or (iii) relieve any other Person primarily or secondarily liable for the Obligations from its obligations and duties to Bank.

SECTION IX.   MISCELLANEOUS.
              -------------

9.01  Appointment of Bank as Attorney-in-Fact. Borrower appoints Bank its
      ---------------------------------------
attorney-in-fact (without requiring Bank to act as such) with power and for the purposes of taking such action as, and at the times permitted by Paragraph 7.03
(A) through (1). This power, being coupled with an interest, shall be irrevocable so long as any part of the Obligations is outstanding.

9.02 Further Assurance. From time to time, Borrower will execute and deliver to
     -----------------
Bank such additional documents and will provide such additional information as Bank may reasonably require to carry out the terms of this Agreement and be informed of Borrower's status and affairs.

9.03  Notices. Any notices or consents required or permitted by this Agreement
      -------
shall be in writing and shall be deemed to have been validly served, given or received three (3) Business Days after deposit in the United States Mails, with postage prepaid, return receipt requested, or on the date of delivery to the Bank or Borrower, as applicable, by hand delivery, telex or telegram, as follows, unless such address is changed by written notice given in accordance with the terms of this Agreement:

(A) If to Borrower:

     ScanSource, Inc.
     6 Logue Court, Suite G
     Greenville, S.C. 29615

     Attn: Jeffery A. Bryson


(B)  If to Bank:                                           With a copy to:

     Branch Banking and Trust Company of South Carolina    Nelson Mullins Riley & Scarborough
     P.O. Box 408                                          P.O. Box 10084
     Greenville, S.C. 29602-0408                           Greenville, S.C. 29603
     Attn: Barry Maness                                    Attn: Shonna W. Felkel

9.04  Waiver and Release by Borrower.  To the maximum extent permitted by
      ------------------------------
applicable Laws, Borrower:

(A) Waives (except as may otherwise be provided in this Agreement): (1) presentment for payment, demand, protest, notice or non-payment or dishonor and of protest with respect to the Revolving Credit Promissory Note; and (2) notice and opportunity to be heard, after acceleration in the manner provided in Paragraph 7.02 , before exercise by Bank of the remedies of self-help, setoff or of other summary procedures permitted b any applicable Laws or by any agreement with Borrower and, except where required by this Agreement or by any applicable Laws, notice of any other action taken by Bank; and

(B) Releases Bank and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except gross negligence or willful misconduct.

9.05  Applicable Law. The substantive laws of South Carolina shall govern the
      --------------
construction of this Agreement and the rights and remedies of the parties.

9.06  Binding Effect, Assignment and Entire Agreement. This Agreement shall
      -----------------------------------------------
inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties. Borrower has no right to assign any of its rights or obligations under this Agreement without the prior written consent of Bank. This Agreement, and the documents executed and delivered pursuant to this Agreement, constitute the entire agreement between the parties, and may be amended only by a writing signed by each party.

9.07  Severability.  If any provision of this Agreement shall be held invalid
      -------------
under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions are severable.

9.08  Counterparts.  This Agreement may be executed in any number of
      ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

9.09  Seal.  This Agreement is intended to take effect as an instrument under
      ----
seal.


SECTION X.  THE BORROWER'S TERM LOAN AND THE QUEST TERM LOAN
            ------------------------------------------------

The principal balance of Borrower's Term Loan and the Quest Term Loan shall accrue interest at the Adjusted LIBOR Rate, with changes in the Adjusted LIBOR rate to be effective on the date of such change. Except as specifically amended in this Agreement, the terms of the Borrower's Term Loan and the Quest Term Loan shall remain unchanged.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the date first above written.

WITNESSES:                          BANK:
                                    ----

                                    BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA           (SEAL)

/s/ Connie Southerlin               By: /s/ Barry Maness
-------------------------------        -------------------------------------------------

/s/ Vivian Forrester                Its:  SVP
-------------------------------         ------------------------------------------------

                                    BORROWER:
                                    ---------

                                    SCANSOURCE, INC., a South Carolina corporation               (SEAL)


ATTEST:                             By:  /s/ Jeffery A. Bryson
                                       -------------------------------------------------
/s/ James C. Brice, Secretary       Its:  CFO
-----------------------------           ------------------------------------------------
[AFFIX CORPORATE SEAL]

                                    QUEST:
                                    -----

                                    4100 QUEST, LLC, a South Carolina limited liability company  (SEAL)

/s/ James C. Brice, Secretary       By:   ScanSource, Inc.
--------------------------------        ------------------------------------------------

                                         Its:  Sole Member
--------------------------------             -------------------------------------------

                                              By: /s/ Jeffery A. Bryson
                                                 ---------------------------------------

                                                 Its:  CFO
                                                     -----------------------------------

                               INDEX OF EXHIBITS

A.  List of Existing Liens

B.  Collateral Description

C.  List of States Where Borrower is Qualified to Transact
    Business

D.  List of Places of Business of Borrower

E.  List of Subsidiaries of Borrower

F.  Agreements

                                   EXHIBIT A
                                   ---------


                            List of Existing Liens
                            ----------------------

1.   UCC-1

     Jurisdiction:   Tennessee Secretary of State

     Date Filed:     May 3, 1996

     File Number:    962005428

     Secured Party:  IBM Credit Corporation
                     Post Office Box 105061
                     Atlanta, Georgia  30348-9990

     Collateral:     equipment, inventory, accounts,
                     general intangibles, proceeds

     (Lien subject to that certain Intercreditor Agreement dated April 8, 1996 by and between Branch Banking and Trust Company of South Carolina and IBM Credit Corporation)

2.   UCC-1

     Jurisdiction:   Tennessee Secretary of State

     Date Filed:     March 3, 1997

     File Number:    972-013621 and 972-017750

     Secured Party:  IBM Credit Corporation
                     Post Office Box 105061
                     Atlanta, Georgia 30348-9990

     Collateral:     equipment, inventory, accounts,
                     general intangibles, proceeds

     (Lien subject to that certain Intercreditor Agreement dated April 8, 1996 by and between Branch Banking and Trust Company of South Carolina and IBM Credit Corporation)

3.   UCC-1

     Jurisdiction:   Tennessee Secretary of State

     Date Filed:     May 18, 1998

     File Number:    982-046434

     Secured Party:  FINOVA Capital Corporation
                     1060 First Avenue
                     King of Prussia, PA 19406

     Collateral:     inventory, fixtures and equipment,
                     accounts, general intangibles, proceeds

     (Lien subject to that certain Intercreditor Agreement dated April 8, 1996 by and between Branch Banking and Trust Company of South Carolina and FINOVA Credit Corporation)

4.   UCC-1

     Jurisdiction:   South Carolina Secretary of State

     Date Filed:     April 16, 1996

     File Number:    132807A

     Secured Party:  IBM Credit Corporation
                     Post Office Box 105061
                     Atlanta, Georgia  30348-9990

     Collateral:     equipment, inventory, accounts,
                     general intangibles, proceeds

     (Lien subject to that certain Intercreditor Agreement dated April 8, 1996 by and between Branch Banking and Trust Company of South Carolina and IBM Credit Corporation)

5.   UCC-1

     Jurisdiction:   South Carolina Secretary of State

     Dated Filed:    September 26, 1994

     File Number:    154550A

     Secured Party:  AT&T Credit Corporation
                     2 Gatehall Drive
                     Parsippany, New Jersey  07054

     Collateral:     AT&T Definity Generic 3S leased under
                     Lease No. S507848-00010


                             (Also, see attached)

                                   EXHIBIT B
                                   ---------

                            COLLATERAL DESCRIPTION


All right, title and interest of Debtor in and to the following described property (collectively, the "Collateral"), whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Debtor regardless where located including all locations within and outside the State of South Carolina:

     (a) All "inventory" as such term is defined in S.C. Code Ann. G.S. (S)36-9-109(4), now or hereafter existing, now owned or hereafter acquired, including, but not limited to, all (i) inventory, merchandise, goods and other personal property now owned or hereafter acquired by Debtor which are held for sale or lease or are furnished or to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Debtor's business, or the processing, packaging, delivering or shipping of the same, and all finished goods, and (ii) goods which are returned to or repossessed by Debtor, whether or not in transit, and all accessions and additions thereto and all documents of title covering any of the foregoing (any and all of the foregoing being the "Inventory");

     (b) All "equipment" as such term is defined in S.C. Code Ann. (S)36-9-109(2), now owned or hereafter acquired by Debtor and, in any event, including, but not limited, to, all machinery, equipment, furnishings, fixtures, vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories whether now or hereafter installed thereon or affixed thereto (all of the foregoing being the "Equipment");

     (c) All rights to the payment of money, whether or not earned by performance, now or hereafter existing, now owned or hereafter acquired, including, but not limited to, any of the following which consist of a right to the payment of money: (i) "accounts," as defined in S.C. Code Ann. (S)36-9-106, contract rights, accounts receivable, chattel paper, instruments, documents, notes, accrued interest, earnings and general intangibles relating thereto and all other obligations of any kind now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services and all collateral security and guaranties of any kind given by any person with respect to any of the foregoing; (ii) monies, reserves, deposits (including bank deposits) and property relating to any of the foregoing whether now or at any time hereafter in the possession or under the control of Debtor or any agent or custodian; and (iii) all substitutions for and proceeds of any of the foregoing, and books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing (any and all of the foregoing being the "Receivables");

     (d)  All "general intangibles" as such term is defined in S.C. Code Ann.
(S)36-9-106, now or hereafter existing, now owned or hereafter acquired by Debtor including, but not limited to, all rights, interests, choses in action, causes of action, claims and all other intangible property of Debtor of every kind and nature, in each instance whether now or hereafter existing, now owned or hereafter acquired by Debtor, including, without limitation, all corporate and other business books and records, all loans, royalties and all other forms of obligations receivable whatsoever (other than Receivables); all goodwill, inventions, designs, registrations, permits and franchises; all computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence, and advertising materials; contracts and contract rights; all rights to sue, credits with and other claims against third parties (other than Receivables); all guaranties, liens, security interests and other security held by or granted to Debtor; and all trademarks, service marks, logos or tradenames (whether registered or at common law), patents, patent applications, patent renewals and extensions, copyrights and renewals thereof (all of the foregoing being the "General Intangibles"); and

     (e) All proceeds and products of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in paragraphs (a) through (d)) and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty payable by reason of loss or damages to or otherwise with respect to any of the foregoing Collateral (all such proceeds being the "Proceeds").

                                   EXHIBIT C
                                   ---------

                                List of States
                                --------------
               Where Borrower is Qualified to Transact Business
               ------------------------------------------------


                                    Georgia
                                   Tennessee
                                  California
                                South Carolina
                                  Washington

                                   EXHIBIT D
                                   ---------

                    List of Places of Business of Borrower
                    --------------------------------------


 .    6 Logue Court, Suite G
     Greenville, SC 29615

 .    4100 Quest Way
     Memphis, Tennessee 38115

     25381 Commercenter Dr, Suite 100
     Lake Forest, California 92680

     Spalding Wood Office Park
     3850 Holcomb Bridge Road, Suite 430
     Norcross, Georgia 30092

     805 West Orchard Drive, Suite 4
     Bellingham, Washington 89225

 .    Inventory shall only be kept at these locations.

                                   EXHIBIT E
                                   ---------

                       List of Subsidiaries of Borrower
                       --------------------------------


1.  ScanSource Properties, LLC

2.  4100 Quest, LLC

3.  Channelmax, Inc., a South Carolina corporation

4.  ScanSource Canada, Inc., a British Columbia corporation

5.  ScanSource de Mexico, a Mexico corporation to be formed

6.  Catalyst Telecom, Inc., a South Carolina corporation

7.  Lucent Technologies Business Product Fulfillment Center, LLC

                                   EXHIBIT F
                                   ---------

                                   Agreement
                                   ---------


                                     NONE